UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2009
Trinity Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas	75207-2401
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-631-4420
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 29, 2009, Trinity Industries Inc. announced in a news release that its subsidiary, Trinity Industries Leasing Company, has renewed its railcar leasing warehouse facility through February 2011. The facility was set to mature in August 2009. Due to the lower level of demand for railcars at this time and the Company’s resulting need for less financing of this type, the size of the warehouse facility commitment was reduced from $600 million to $475 million.
A copy of the Second Amendment and Restatement dated May 29, 2009 of Warehouse Loan Agreement dated as of June 27, 2002 (“Second Amendment and Restatement”) is attached as exhibit 10.19 and is incorporated by reference. The description of the Second Amendment and Restatement contained herein does not purport to be complete and is qualified in its entirety by the full text of the exhibit.
Item 2.03 Creation of a Direct Financial Obligation under an Off-balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
(a) – (c) Not applicable
(d) Exhibits:
Exhibit Number / Description
10.19	/ Second Amendment and Restatement dated May 29, 2009 of Warehouse Loan Agreement dated as of June 27, 2002.

99.1	/ News Release dated May 29, 2009 announcing renewal of the railcar leasing warehouse facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.
June 2, 2009	By:	/s/ William A. McWhirter II
		Name:	William A. McWhirter II
Title: Senior Vice President and Chief Financial Officer